Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

SEPTEMBER 30, 2013

BioMed Realty Trust, Inc.	Corporate Communications Contact	www.biomedrealty.com
17190 Bernardo Center Drive	Rick Howe	(858) 485-9840 phone
San Diego, CA 92128	Senior Director, Corporate Communications	(858) 485-9843 fax
richard.howe@biomedrealty.com

TABLE OF CONTENTS

SEPTEMBER 30, 2013

	Page		Page
Third Quarter Highlights	3	Common and Preferred Stock Data	20
Investor Information	4	Market Summary	21
Equity Research Coverage	5	Property Listing - Consolidated Portfolio	22-24
Financial and Operating Highlights	6	Development, Redevelopment and Development Potential
Capitalization Summary	7		25
Portfolio Summary	8	Capital Expenditures	26
Consolidated Balance Sheets	9	Property Listing - Unconsolidated Partnerships	27
Consolidated Statements of Operations	10	Lease Expirations	28
Balance Sheet / Operations Statement Detail	11	Expirations by Market	29
FFO, CFFO and AFFO	12	10 Largest Tenants	30
FFO, CFFO and AFFO per Share	13	Same Property Analysis	31
Reconciliation of EBITDA and Adjusted EBITDA	14	Acquisitions, Mergers and Dispositions	32
Reconciliation of Net Operating Income	15	Leasing Activity	33
Interest Expense	16	Tenant Improvements, Leasing Commissions and Tenant Concessions
Coverage Ratios	17		34
Debt Summary	18	Non-GAAP Financial Measure Definitions	35
Debt Maturities	19	Definitions	36

This Supplemental Operating and Financial Data package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, developments and other investments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with tax credits, grants and other subsidies to fund development activities; risks associated with downturns in foreign, domestic and local economies, changes in interest rates and foreign currency exchange rates, and volatility in the securities markets; ownership of properties outside of the United States that subject the company to different and potentially greater risks than those associated with the company’s domestic operations; risks associated with the company’s investments in loans, including borrower defaults and potential principal losses; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All amounts shown in this report are unaudited.

This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of BioMed Realty Trust, Inc. Any offers to sell or solicitations to buy securities of BioMed Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

THIRD QUARTER HIGHLIGHTS

SEPTEMBER 30, 2013

•

Executed 37 leasing transactions during the quarter representing approximately 340,100 square feet, contributing to an operating portfolio leased percentage on a weighted-average basis of approximately 90.7% at quarter end, and comprised of:

•	24 new leases totaling approximately 229,500 square feet, highlighted by:

•

a new lease with Ipsen for approximately 62,600 square feet at 650 East Kendall Street in Cambridge, Massachusetts which BioMed Realty owns through a joint venture with Prudential Real Estate Investors on behalf of institutional investors; and

•

a new lease with Cambridge Innovation Center for approximately 32,400 square feet at Wexford Science & Technology’s Heritage @ 4240 property in St. Louis, Missouri, which is currently under development, and a new lease with Forsyth Technical Community College for approximately 23,900 square feet at Wexford Science & Technology’s Piedmont Triad Research – Wake 90 property in Winston-Salem, North Carolina, which is currently under development.

•

13 lease renewals totaling approximately 110,600 square feet, highlighted by lease extensions with Washington University in St. Louis totaling approximately 58,000 square feet at Wexford Science & Technology’s 4320 Forest Park Avenue property in St. Louis, Missouri.

•	Approximately 111,300 square feet of positive net absorption during the third quarter.

•

The Wexford Science & Technology operating portfolio reached stabilization, now approximately 90.0% leased, up over 350 basis points since the acquisition was announced at the end of the first quarter.

•

Same property net operating income on a cash basis for the third quarter increased 5.7% versus the same period in 2012 and increased 7.0% excluding the Oyster Point properties in South San Francisco, which were leased to Life Technologies after the company received a $46.5 million lease termination payment from Elan Corporation in the second quarter.

•

Core funds from operations (CFFO) was $0.33 per diluted share. Funds from operations (FFO) calculated in accordance with standards established by NAREIT was also $0.33 per diluted share. Adjusted funds from operations (AFFO) for the quarter was $0.29 per diluted share.

•

Generated total revenues for the third quarter of approximately $159.2 million, up from approximately $134.5 million in the third quarter of 2012. Rental revenues for the quarter increased to approximately $116.9 million from approximately $101.5 million in the same period in 2012 and were the highest in the company’s and the industry’s history.

•	Reported net income available to common stockholders for the quarter of approximately $4.2 million, or $0.02 per diluted share.

•

Amended and restated the company’s senior unsecured credit facility to increase the revolving capacity under the credit facility to $900 million, add a $350 million term loan, reduce the fully-drawn borrowing cost by 35 basis points and extend the maturity date to March 24, 2018. As of quarter-end, the $900 million facility had $880 million available under the $900 million revolver.

About BioMed Realty Trust

BioMed Realty, with its trusted expertise and valuable relationships, delivers optimal real estate solutions for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed Realty owns or has interests in properties comprising approximately 16.3 million rentable square feet. Additional information is available at www.biomedrealty.com.

INVESTOR INFORMATION

SEPTEMBER 30, 2013

Company Information
Corporate Headquarters	Trading Symbol	Transfer Agent	Stock Exchange Listing
17190 Bernardo Center Drive	BMR	Computershare Shareowner Services LLC	New York Stock Exchange
San Diego, CA 92128		250 Royall Street
(858) 485-9840		Canton, MA 02021
(858) 485-9843 (fax)		(877) 296-3711

Please visit our corporate website at:	www.biomedrealty.com

Board of Directors	Senior Management
Alan D. Gold	Alan D. Gold	Jonathan P. Klassen	Robert M. Sistek
Chairman	Chairman and	Senior Vice President,	Vice President, Finance
Daniel M. Bradbury	Chief Executive Officer	General Counsel and Secretary	William F. X. Kane
Barbara R. Cambon	R. Kent Griffin, Jr.	John P. Bonanno	Vice President,
Edward A. Dennis, Ph.D.	President and	Senior Vice President,	Leasing & Development
Richard I. Gilchrist	Chief Operating Officer	Leasing & Development	Denis J. Sullivan, Jr.
Gary A. Kreitzer	Gary A. Kreitzer	Kevin M. Simonsen	Vice President,
Theodore D. Roth M. Faye Wilson	Executive Vice President, Director	Vice President, Real Estate Legal	Acquisitions James W. Cullinan
	Matthew G. McDevitt	Bruce D. Steel	Vice President, Marketing
	Executive Vice President, Real Estate	Managing Director, BioMed Ventures	James R. Berens President
	Greg N. Lubushkin	Stephen A. Willey	Wexford Science & Technology
	Chief Financial Officer	Vice President,	Sandy N. Weeks, Esq.
	Karen A. Sztraicher	Chief Accounting Officer	Senior Vice President and
	Executive Vice President,	Janice L. Kameir	General Counsel
	Asset Management	Vice President, Human Resources	Wexford Science & Technology Daniel C. Cramer
Senior Vice President, Development
Wexford Science & Technology

Tentative Schedule for Quarterly Results
Fourth Quarter 2013	February 5, 2014
First Quarter 2014	April 30, 2014
Second Quarter 2014	July 30, 2014
Third Quarter 2014	October 29, 2014

EQUITY RESEARCH COVERAGE

SEPTEMBER 30, 2013

BMO Capital Markets	Richard C. Anderson Joshua Patinkin	(212) 885-4180 (212) 883-5102	richard.anderson@bmo.com joshua.patinkin@bmo.com

Cantor Fitzgerald	David Toti Evan Smith	(212) 915-1219 (212) 915-1220	dtoti@cantor.com evan.smith@cantor.com

Cowen and Company	James Sullivan Tom Catherwood	(646) 562-1380 (646) 562-1382	james.sullivan@cowen.com tom.catherwood@cowen.com

Green Street Advisors	Jeff Theiler	(949) 640-8780	jtheiler@greenst.com

Jefferies & Co.	Omotayo Okusanya David Shamis	(212) 336-7076 (212) 284-1796	tokusanya@jefferies.com dshamis@jefferies.com

KeyBanc Capital Markets	Jordan Sadler Craig Mailman	(917) 368-2280 (917) 368-2316	jsadler@keybanccm.com cmailman@keybanccm.com

Macquarie Capital (USA)	Robert Stevenson Nicholas Yulico	(212) 231-8068 (212) 231-8028	rob.stevenson@macquarie.com nicholas.yulico@macquarie.com

Morgan Stanley	Vikram Malhotra Vance Edelson	(212) 761-7064 (212) 761-0078	vikram.malhotra@morganstanley.com vance.edelson@morganstanley.com

Raymond James	Paul D. Puryear William A. Crow	(727) 567-2253 (727) 567-5294	paul.puryear@raymondjames.com bill.crow@raymondjames.com

Robert W. Baird & Co.	David B. Rodgers Mathew R. Spencer	(216) 737-7341 (414) 298-5053	drodgers@rwbaird.com mspencer@rwbaird.com

Stifel, Nicolaus & Company, Inc.	Daniel Bernstein Seth P. Cohn	(443) 224-1351 (443) 224-1354	bernsted@stifel.com cohns@stifel.com

UBS Securities	Ross T. Nussbaum Gabriel Hilmoe	(212) 713-4760 (212) 713-3876	ross.nussbaum@ubs.com gabriel.hilmoe@ubs.com

Wells Fargo Securities	Brendan Maiorana Young Ku	(443) 263-6516 (443) 263-6564	brendan.maiorana@wachovia.com young.ku@wachovia.com

FINANCIAL AND OPERATING HIGHLIGHTS

SEPTEMBER 30, 2013

(In thousands, except per share and ratio amounts)

	Three Months Ended
Selected Operating Data	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Rental revenues	$116,884	$108,092	$102,956	$103,978	$101,467
Total revenues	159,232	159,639	160,450	138,771	134,537
EBITDA (1)	95,093	105,389	95,878	85,018	81,773
Adjusted EBITDA (1)	95,659	94,196	88,396	88,784	85,646
Net operating income - cash basis (2)	100,465	98,031	98,784	92,728	92,032
General and administrative expense	11,934	10,396	10,028	10,608	10,226
Acquisition-related expenses	907	2,120	2,236	22	176
Capitalized interest	3,984	3,176	2,840	2,268	1,926
Interest expense, net	27,870	26,119	25,902	26,745	26,817
Operating margin (3)	66.8%	70.2%	70.1%	70.9%	70.8%
General and administrative expense / Total revenues	7.5%	6.5%	6.2%	7.6%	7.6%
Change in same property net operating income - cash basis (4)	5.7%	2.5%	3.5%	6.1%	7.7%
Net income available to common stockholders	4,247	14,803	8,388	4,516	2,758
Net income per share - diluted	$0.02	$0.08	$0.05	$0.03	$0.02
FFO - diluted (5)	67,586	80,514	71,333	59,546	56,166
FFO per share - diluted (5)	$0.33	$0.40	$0.41	$0.36	$0.34
CFFO - diluted (5)	68,493	82,634	73,569	59,568	56,342
CFFO per share - diluted (5)	$0.33	$0.41	$0.42	$0.36	$0.34
AFFO - diluted (5)	60,719	73,951	81,424	55,004	55,641
AFFO per share - diluted (5)	$0.29	$0.37	$0.47	$0.33	$0.33
Dividend per share - common stock	$0.235	$0.235	$0.235	$0.235	$0.215
CFFO payout ratio (6)	71.2%	57.3%	56.0%	65.3%	63.2%
AFFO payout ratio (6)	81.0%	63.5%	50.0%	71.2%	65.2%

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 35. For a quantitative reconciliation of the differences between EBITDA, Adjusted EBITDA and net income available to common stockholders, see page 14.
(2)	For definitions and discussion of net operating income - cash basis, see page 15.
(3)	See page 15 for detail.
(4)	Compared to the same period in the prior year. See page 31 for detail.
(5)	For definitions and discussion of FFO, CFFO and AFFO, see page 35. For a quantitative reconciliation of the differences between FFO, CFFO, AFFO and net income available to common stockholders, see pages 12 and 13.
(6)	See page 13 for detail of the CFFO and AFFO payout ratios.

CAPITALIZATION SUMMARY

SEPTEMBER 30, 2013

(In thousands, except per share and ratio amounts)

Capitalization		9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Total common shares outstanding		192,107	191,948	169,055	154,328	154,335
Total units outstanding (1)		5,416	5,416	2,919	2,933	2,943

Total common shares and units outstanding		197,523	197,364	171,974	157,261	157,278
Common share price at quarter end		$18.59	$20.23	$21.60	$19.33	$18.72

Equity value at quarter end		$3,671,947	$3,992,675	$3,714,640	$3,039,847	$2,944,240
Preferred stock at liquidation value		—	—	—	198,000	198,000
Consolidated debt		2,560,173	2,524,960	2,255,941	2,170,983	2,142,405

Total capitalization		$6,232,120	$6,517,635	$5,970,581	$5,408,830	$5,284,645

Debt / Total assets		43.4%	43.1%	45.1%	44.9%	44.3%
Debt / Total gross assets		38.6%	38.5%	40.0%	39.9%	39.7%
Debt / Total capitalization		41.1%	38.7%	37.8%	40.1%	40.5%
Coverage Ratios (2)
Net Debt / Adjusted EBITDA (3)		6.6	6.5	6.3	6.0	6.2
Interest coverage		3.8	4.0	3.8	3.7	3.6
Fixed charge coverage		3.5	3.7	3.2	3.0	2.9
Total Consolidated Debt
Secured debt / Total gross assets		10.8%	11.6%	10.1%	10.5%	10.7%
Floating rate debt / Total debt		30.4%	27.0%	27.1%	24.1%	23.0%
Adjusted floating rate debt / Total debt (4)		8.5%	13.0%	11.5%	7.4%	6.1%
Unencumbered real estate / Total real estate		73.9%	74.3%	77.7%	77.0%	76.8%
Unencumbered CABR / Total CABR (5)		75.8%	76.5%	79.1%	79.3%	79.1%
Unsecured line of credit capacity		$880,000	$510,000	$535,000	$632,000	$650,500

Bond Covenants (6)	Requirements
Total outstanding debt / Total assets	Must be ≤ 60%	39.6%	39.6%	41.2%	41.1%	41.3%
Secured debt / Total assets	Must be ≤ 40%	11.1%	11.9%	10.4%	10.8%	11.0%
Consolidated income available for debt service / Annual debt service charge	Must be ≥ 1.5X	3.6	3.7	3.2	3	2.9
Unencumbered assets / Unsecured debt - Notes due 2020	Must be ≥ 150%	265%	278%	257%	260%	259%
Unencumbered assets / Unsecured debt - Notes due 2016, Notes due 2022	Must be ≥ 150%	263%	276%	255%	257%	257%

(1)	Includes both operating partnership (OP) and long term incentive plan (LTIP) units outstanding.
(2)	For discussion of coverage ratios, see page 35. See page 17 for the calculation of interest and fixed charge coverage ratios. See page 14 for calculation of Adjusted EBITDA.
(3)	Net Debt is calculated as (debt less cash and cash equivalents and restricted cash).
(4)	Includes effect of interest rate swaps on the Company’s unsecured senior term loan facilities. See page 18 for more information.
(5)	For current annualized base rent (CABR) by market, see page 21.
(6)	Calculated in accordance with the covenants contained in the indenture that governs the terms of the Company’s unsecured senior notes due 2020 and supplemental and base indentures that govern the terms of the Company’s unsecured senior notes due 2016 and unsecured senior notes due 2022, which are included as exhibits to the Company’s Forms 8-K filed with the SEC on April 30, 2010, March 30, 2011, and June 28, 2012, respectively. The covenants for the unsecured senior notes due 2020, unsecured senior notes due 2016, and unsecured senior notes due 2022 are identical, except that the unencumbered total asset value definition for the unsecured senior notes due 2020 includes investments in unconsolidated partnerships accounted for under the equity method of accounting, whereas the unencumbered total asset value definition for the unsecured senior notes due 2016 and unsecured senior notes due 2022 excludes such investments in unconsolidated partnerships.

PORTFOLIO SUMMARY

SEPTEMBER 30, 2013

	Gross Book Value	Buildings	Rentable Square Feet	Weighted- Average Leased % (1)
	(In thousands)
Stabilized (2)	$3,940,716	111	9,180,716	98.9%
Lease up (2)	1,475,218	62	5,253,032	68.6%

Total operating portfolio	$5,415,934	173	14,433,748	90.7%

Development (3)	$176,764	6	1,353,889	68.9%
Redevelopment (3)	23,993	2	143,757	79.7%
Pre-Development (3)	125,511	—	1,043,000	—
Unconsolidated partnership portfolio (4)	31,871	3	355,080	77.3%
Development potential (3)	166,973	—	3,306,000	—

Total portfolio	$5,941,046	184	20,635,474

(1)	Calculated based on gross book value for each asset multiplied by the percentage leased.
(2)	See pages 22-24 for detail of consolidated portfolio and page 36 for definitions of terms.
(3)	See page 25 for detail of the consolidated portfolio and page 36 for definitions of terms.
(4)	See page 27 for detail of the unconsolidated partnership portfolio.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2013

(In thousands)

	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Assets
Investments in real estate, net	$5,172,102	$5,131,507	$4,424,867	$4,319,716	$4,327,426
Investments in unconsolidated partnerships	31,978	32,250	32,118	32,367	31,955
Cash and cash equivalents	29,230	27,666	18,552	19,976	20,646
Accounts receivable, net	10,580	6,274	35,888	4,507	7,128
Accrued straight-line rents, net	169,272	163,287	155,591	152,096	144,975
Deferred leasing costs, net	202,393	213,567	167,648	172,363	180,925
Other assets	278,600	289,232	164,968	133,454	118,052

Total assets	$5,894,155	$5,863,783	$4,999,632	$4,834,479	$4,831,107

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$716,733	$821,582	$569,390	$571,652	$574,497
Exchangeable senior notes, net	180,000	180,000	180,000	180,000	180,000
Unsecured senior notes, net	894,850	894,622	894,397	894,177	893,955
Unsecured senior term loans	755,226	395,676	395,486	405,456	405,216
Unsecured line of credit	20,000	240,000	215,000	118,000	87,000
Accounts payable, accrued expenses, and other liabilities	311,287	281,780	199,731	180,653	178,706

Total liabilities	2,878,096	2,813,660	2,454,004	2,349,938	2,319,374
Equity:
Stockholders’ equity:
Preferred stock	—	—	—	191,469	191,469
Common stock	1,921	1,919	1,691	1,543	1,543
Additional paid-in capital	3,552,595	3,549,082	3,065,589	2,781,849	2,779,035
Accumulated other comprehensive loss, net	(38,618)	(43,094)	(55,480)	(54,725)	(56,988)
Dividends in excess of earnings	(545,819)	(504,921)	(474,619)	(443,280)	(411,529)

Total stockholders’ equity	2,970,079	3,002,986	2,537,181	2,476,856	2,503,530
Noncontrolling interests	45,980	47,137	8,447	7,685	8,203

Total equity	3,016,059	3,050,123	2,545,628	2,484,541	2,511,733

Total liabilities and equity	$5,894,155	$5,863,783	$4,999,632	$4,834,479	$4,831,107

CONSOLIDATED STATEMENTS OF OPERATIONS

SEPTEMBER 30, 2013

(In thousands, except share and per share data)

	Three Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Revenues:
Rental	$116,884	$108,092	$102,956	$103,978	$101,467
Tenant recoveries	38,907	32,494	32,637	31,638	31,765
Other revenue	3,441	19,053	24,857	3,155	1,305

Total revenues	159,232	159,639	160,450	138,771	134,537

Expenses:
Rental operations	51,688	41,941	40,553	39,502	38,944
Depreciation and amortization	61,898	63,557	60,764	52,963	51,372
General and administrative	11,934	10,396	10,028	10,608	10,226
Acquisition-related expenses	907	2,120	2,236	22	176

Total expenses	126,427	118,014	113,581	103,095	100,718

Income from operations	32,805	41,625	46,869	35,676	33,819
Equity in net loss of unconsolidated partnerships	(112)	(267)	(319)	(379)	(339)
Interest expense, net	(27,870)	(26,119)	(25,902)	(26,745)	(26,817)
Other expense	(687)	(202)	(3,190)	(292)	(208)

Net income	4,136	15,037	17,458	8,260	6,455
Net loss/(income) attributable to noncontrolling interests	111	(234)	(146)	(93)	(46)

Net income attributable to the Company	4,247	14,803	17,312	8,167	6,409
Preferred stock dividends	—	—	(2,393)	(3,651)	(3,651)
Cost on redemption of preferred stock	—	—	(6,531)	—	—

Net income available to common stockholders	$4,247	$14,803	$8,388	$4,516	$2,758

Income from continuing operations per share available to common stockholders:
Basic and diluted earnings per share	$0.02	$0.08	$0.05	$0.03	$0.02

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.02	$0.08	$0.05	$0.03	$0.02

Weighted-average common shares outstanding:
Basic	190,646,722	186,735,157	159,692,470	152,790,669	152,785,451

Diluted	196,131,643	190,151,166	162,713,677	155,728,210	155,728,209

BALANCE SHEET / OPERATIONS STATEMENT DETAIL

SEPTEMBER 30, 2013

(In thousands)

	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Restricted cash	$9,386	$71,046	$4,068	$3,554	$3,443
Acquired above-market leases, net	17,052	18,349	12,432	18,099	20,234
Acquired below-market ground lease, net	19,648	19,767	11,310	11,368	11,426
Deferred loan costs, net	20,407	15,442	16,240	17,512	18,878
Lease incentives, net	20,138	20,627	21,140	21,741	21,990
Construction loan receivable, net (1)	120,948	92,567	55,981	21,695	1,275
Other	71,021	51,434	43,797	39,485	40,806

Other assets	$278,600	$289,232	$164,968	$133,454	$118,052

Security deposits	$13,538	$13,667	$12,186	$12,417	$12,296
Dividends and distributions payable	46,418	46,381	40,413	40,607	37,465
Accounts payable, accrued expenses and other liabilities	207,967	178,125	133,420	114,123	114,533
Derivative instruments	2,620	1,439	5,435	5,285	5,702
Acquired below-market leases, net	40,744	42,168	8,277	8,221	8,710

Accounts payable, accrued expenses and other liabilities	$311,287	$281,780	$199,731	$180,653	$178,706

	Three Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Lease termination revenue	$1,504	$17,316	$24,001	$2,483	$935
Construction loan revenue	1,824	1,319	807	387	326
Other revenue	113	418	49	285	44

Other revenue	$3,441	$19,053	$24,857	$3,155	$1,305

Rental operations expenses	$36,222	$28,397	$27,165	$26,753	$26,480
Real estate taxes	15,466	13,544	13,388	12,749	12,464

Rental operations	$51,688	$41,941	$40,553	$39,502	$38,944

Loss on extinguishment of debt	$—	$—	$—	$(99)	$—
Non-cash adjustment for securities	—	—	(2,825)	—	—
Gain/(loss) on derivative instruments	121	—	—	(1)	(1)
Gain on sale of assets	230	—	—	—	—
Other investment loss	(1,135)	—	—	—	—
Realized gain on investments in equity securities	354	82	—	—	—
Realized gain/(loss) on foreign currency transactions	190	7	(160)	16	40
Income tax expense	(447)	(291)	(205)	(208)	(247)

Other expense	$(687)	$(202)	$(3,190)	$(292)	$(208)

(1)	Represents funding of draws on a $355 million construction loan secured by first priority mortgages on a 1.1 million square foot laboratory, office and retail development project located in Boston, Massachusetts, of which the Company’s total potential funding obligation is $255 million.

FFO, CFFO AND AFFO (1)

SEPTEMBER 30, 2013

(In thousands)

	Three Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Reconciliation of net income available to common stockholders to funds from operations excluding acquisition-related expenses (CFFO):
Net income available to common stockholders	$4,247	$14,803	$8,388	$4,516	$2,758
Adjustments:
Gain on sale of assets	(230)	—	—	—	—
Noncontrolling interests in operating partnership	118	263	154	86	53
Depreciation & amortization - unconsolidated partnerships	380	367	369	323	323
Depreciation & amortization - consolidated entities	61,898	63,557	60,764	52,963	51,372
Depreciation & amortization - allocable to noncontrolling interests of consolidated joint ventures	(515)	(164)	(30)	(30)	(28)

Funds from operations (FFO) - basic	$65,898	$78,826	$69,645	$57,858	$54,478
Interest expense - exchangeable senior notes due 2030 (2)	1,688	1,688	1,688	1,688	1,688

FFO - diluted	$67,586	$80,514	$71,333	$59,546	$56,166
Acquisition-related expenses	907	2,120	2,236	22	176

CFFO - diluted	$68,493	$82,634	$73,569	$59,568	$56,342

Reconciliation of CFFO to adjusted funds from operations (AFFO):
Adjustments:
Recurring capital expenditures and second generation tenant improvements (3)	(9,857)	(12,599)	(9,795)	(5,738)	(2,739)
Leasing commissions	(1,703)	(1,985)	(1,580)	(1,476)	(2,001)
Gain on extinguishment of debt	—	—	—	(20)	—
(Gain)/loss on derivative instruments	(121)	—	—	1	1
Non-cash adjustment for securities	—	—	2,825	—	—
Non-cash debt adjustments	3,426	3,059	3,099	3,141	3,025
Amortization of lease incentives	561	543	627	576	561
Depreciation included in general and administrative expense	629	565	481	510	483
Non-cash equity compensation	3,489	3,067	3,011	2,860	3,094
Cost on redemption of preferred stock	—	—	6,531	—	—
Straight line rents	(4,078)	(4,269)	(2,605)	(6,330)	(5,288)
Share of unconsolidated partnership adjustments (4)	24	31	40	34	26
Fair-value lease revenue	(144)	2,905	5,221	1,878	2,137

AFFO - diluted	$60,719	$73,951	$81,424	$55,004	$55,641

(1)	For definitions and discussion of FFO, CFFO and AFFO, see page 35.
(2)	The calculations of FFO, CFFO and AFFO per share diluted include the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculations of FFO, CFFO and AFFO per diluted share.
(3)	Includes revenue enhancing and non-revenue enhancing recurring capital expenditures. Excludes first generation tenant improvements. For definitions of recurring capital expenditures and first and second generation leases, see page 36.
(4)	Share of unconsolidated partnership adjustments includes the Company’s share of amortization of deferred loan costs, lease incentives, straight line rents and fair-value lease revenue.

FFO, CFFO AND AFFO PER SHARE (1)

SEPTEMBER 30, 2013

(In thousands, except share, per share and ratio amounts)

	Three Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
FFO - basic	$65,898	$78,826	$69,645	$57,858	$54,478
FFO - diluted	67,586	80,514	71,333	59,546	56,166
CFFO - diluted	68,493	82,634	73,569	59,568	56,342
AFFO - diluted	60,719	73,951	81,424	55,004	55,641
FFO per share - basic	$0.33	$0.41	$0.42	$0.37	$0.35
FFO per share - diluted (2)	0.33	0.40	0.41	0.36	0.34
CFFO per share - diluted (2)	0.33	0.41	0.42	0.36	0.34
AFFO per share - diluted (2)	0.29	0.37	0.47	0.33	0.33
Dividends and distributions declared per common share	$0.235	$0.235	$0.235	$0.235	$0.215

CFFO payout ratio	71.2%	57.3%	56.0%	65.3%	63.2%
AFFO payout ratio	81.0%	63.5%	50.0%	71.2%	65.2%
Weighted-average common shares and units outstanding diluted (3)	197,546,778	191,457,377	164,111,880	157,265,242	157,223,682
Dilutive effect of exchangeable senior notes due 2030 (2)	10,405,224	10,259,496	10,259,496	10,259,496	10,127,232

Weighted-average common shares and units outstanding diluted - FFO, CFFO and AFFO	207,952,002	201,716,873	174,371,376	167,524,738	167,350,914

(1)	For definitions and discussion of FFO, CFFO and AFFO, see page 35.
(2)	The calculations of FFO, CFFO and AFFO per share diluted include the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the interest charges relating to calculations of FFO, CFFO and AFFO per diluted share.
(3)	The three months ended September 30, 2012 includes 2,942,758 shares of OP and LTIP units, which are considered anti-dilutive for purposes of calculating diluted earnings per share. The three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012 include 1,415,135, 1,306,211, 1,398,203, 1,537,032 and 1,495,473 shares of unvested restricted stock, respectively, which are considered anti-dilutive for purposes of calculating diluted earnings per share.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (1)

SEPTEMBER 30, 2013

(In thousands)

	Three Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Reconciliation of net income available to common stockholders to earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA:
Net income available to common stockholders	$4,247	$14,803	$8,388	$4,516	$2,758
Interest expense, net	27,870	26,119	25,902	26,745	26,817
Interest expense - unconsolidated partnerships	251	252	250	263	256
Income tax expense	447	291	205	208	247
Depreciation & amortization - consolidated entities	61,898	63,557	60,764	52,963	51,372
Depreciation & amortization - unconsolidated partnerships	380	367	369	323	323

EBITDA	95,093	105,389	95,878	85,018	81,773
Noncontrolling interests	(111)	234	146	93	46
Preferred dividends	—	—	2,393	3,651	3,651
Cost on redemption of preferred stock	—	—	6,531	—	—
Non-cash adjustment for securities	—	—	2,825	—	—
Gain on sale of assets	(230)	—	—	—	—
Acquisition-related expenses	907	2,120	2,236	22	176
Elan Corporation lease termination revenue, net	—	(13,547)	(21,613)	—	—

Adjusted EBITDA	$95,659	$94,196	$88,396	$88,784	$85,646

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 35.

RECONCILIATION OF NET OPERATING INCOME (1)

SEPTEMBER 30, 2013

(In thousands, except ratio amounts)

	Three Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Net income	$4,136	$15,037	$17,458	$8,260	$6,455
Equity in net loss of unconsolidated partnerships	112	267	319	379	339
Interest expense, net	27,870	26,119	25,902	26,745	26,817
Other expense	687	202	3,190	292	208

Income from operations	32,805	41,625	46,869	35,676	33,819
Depreciation and amortization	61,898	63,557	60,764	52,963	51,372
General and administrative	11,934	10,396	10,028	10,608	10,226
Acquisition-related expenses	907	2,120	2,236	22	176

Consolidated net operating income	$107,544	$117,698	$119,897	$99,269	$95,593

Revenues:
Rental	$116,884	$108,092	$102,956	$103,978	$101,467
Tenant recoveries	38,907	32,494	32,637	31,638	31,765
Other revenue (2)	3,441	19,053	24,857	3,155	1,305

Total revenues	159,232	159,639	160,450	138,771	134,537
Expenses:
Rental operations	51,688	41,941	40,553	39,502	38,944

Consolidated net operating income	$107,544	$117,698	$119,897	$99,269	$95,593

Consolidated net operating income - cash basis (3)	$100,465	$98,031	$98,784	$92,728	$92,032

Operating margin (4)	66.8%	70.2%	70.1%	70.9%	70.8%
Operating expense recovery (5)	75.3%	77.5%	80.5%	80.1%	81.6%

(1)	For a definition and discussion of net operating income, see page 35.
(2)	Includes lease termination income, see page 11 for detail.
(3)	Consolidated net operating income - cash basis is calculated as (consolidated net operating income - straight line rents - fair value lease revenue - lease incentive revenue - bad debt expense - other revenue).
(4)	Operating margin is calculated as ((rental revenues + tenant recovery revenues - rental operations) / (rental revenues + tenant recovery revenues)).
(5)	Operating expense recovery is calculated as (tenant recovery revenues / rental operations).

INTEREST EXPENSE

SEPTEMBER 30, 2013

(In thousands)

	Three Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Mortgage notes payable	$11,969	$10,675	$10,004	$10,103	$10,077
Exchangeable senior notes	1,688	1,688	1,688	1,688	1,688
Unsecured senior notes	10,334	10,334	10,334	10,334	10,334
Unsecured senior term loan	1,993	1,988	1,940	2,039	2,022
Unsecured line of credit	1,242	294	461	417	346
Line of credit fees	602	664	656	712	729
Derivative instruments	600	593	560	579	522

Interest expense, net - cash basis	$28,428	$26,236	$25,643	$25,872	$25,718

Non-cash interest expense:
Amortization of fair-value of debt acquired	(511)	(310)	(189)	(159)	(178)
Amortization of debt discounts	228	225	219	222	218
Amortization of deferred loan costs	1,825	1,374	1,351	1,354	1,255
Amortization of deferred interest costs	1,705	1,711	1,718	1,724	1,730
Amortization of put/call and preferred returns	179	59	—	—	—

Non-cash debt adjustments	3,426	3,059	3,099	3,141	3,025
Capitalized interest	(3,984)	(3,176)	(2,840)	(2,268)	(1,926)

Interest expense, net	$27,870	$26,119	$25,902	$26,745	$26,817

COVERAGE RATIOS (1)

SEPTEMBER 30, 2013

(In thousands, except ratio amounts)

	Three Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Interest coverage ratio
Adjusted EBITDA	$95,659	$94,196	$88,396	$88,784	$85,646
Interest expense:
Interest expense, net	27,870	26,119	25,902	26,745	26,817
Interest expense - unconsolidated partnerships	251	252	250	263	256
Amortization of deferred interest costs	(1,705)	(1,711)	(1,718)	(1,724)	(1,730)
Amortization of deferred loan costs	(1,825)	(1,374)	(1,351)	(1,354)	(1,255)
Amortization of debt discounts	(228)	(225)	(219)	(222)	(218)
Amortization of fair-value of debt acquired	511	310	189	159	178

Total interest expense	$24,874	$23,371	$23,053	$23,867	$24,048

Interest coverage ratio	3.8	4.0	3.8	3.7	3.6

Fixed charge coverage ratio
Adjusted EBITDA	$95,659	$94,196	$88,396	$88,784	$85,646
Fixed charges:
Interest expense, net	27,870	26,119	25,902	26,745	26,817
Interest expense - unconsolidated partnerships	251	252	250	263	256
Amortization of deferred interest costs	(1,705)	(1,711)	(1,718)	(1,724)	(1,730)
Amortization of deferred loan costs	(1,825)	(1,374)	(1,351)	(1,354)	(1,255)
Amortization of debt discounts	(228)	(225)	(219)	(222)	(218)
Amortization of fair-value of debt acquired	511	310	189	159	178
Principal payments	2,616	2,232	2,072	2,072	2,063
Preferred dividends	—	—	2,393	3,651	3,651

Total fixed charges	$27,490	$25,603	$27,518	$29,590	$29,762

Fixed charge coverage ratio	3.5	3.7	3.2	3.0	2.9

(1)	For a discussion of coverage ratios, see page 35.

DEBT SUMMARY

SEPTEMBER 30, 2013

(Dollars in thousands)

	Stated Rate	Effective Rate	Principal Balance	Unamortized Premium / (Discount)	Carrying Value	Maturity Date
Consolidated Debt:
Mortgage Notes Payable:
9900 Belward Campus Drive	5.64%	3.99%	$10,666	$639	$11,305	07/17
9901 Belward Campus Drive	5.64%	3.99%	13,135	782	13,917	07/17
Center for Life Science | Boston	7.75%	7.75%	335,476	—	335,476	06/14
4320 Forest Park Avenue (1)	4.00%	2.70%	21,000	323	21,323	06/15
Heritage @ 4240 (2)	3.18%	3.18%	4,194	—	4,194	12/15
Hershey Center for Applied Research (1)	6.15%	4.71%	13,568	1,462	15,030	05/27
500 Kendall Street (Kendall D)	6.38%	5.45%	58,500	2,119	60,619	12/18
Shady Grove Road	5.97%	5.97%	143,538	—	143,538	09/16
University of Maryland BioPark I (1)	5.93%	4.69%	16,915	1,513	18,428	05/25
University of Maryland BioPark II (1)	5.20%	4.33%	63,198	4,036	67,234	09/21
University of Maryland BioPark Garage (1)	5.20%	4.33%	4,757	304	5,061	09/21
University of Miami Life Science & Technology Park (1)	4.00%	2.89%	20,000	608	20,608	02/16

Total / Weighted-Average on Mortgage Notes Payable	6.64%	6.29%	704,947	11,786	716,733
Unsecured Fixed Rate Debt:
Unsecured Exchangeable Senior Notes Due 2030	3.75%	3.75%	180,000	—	180,000	01/30
Unsecured Senior Notes Due 2016	3.85%	3.99%	400,000	(1,341)	398,659	04/16
Unsecured Senior Notes Due 2020	6.13%	6.27%	250,000	(1,849)	248,151	04/20
Unsecured Senior Notes Due 2022	4.25%	4.36%	250,000	(1,960)	248,040	07/22
Unsecured Variable Rate Debt:
Unsecured Senior Term Loan Due 2017 - U.S. Dollar (3)	1.83%	2.64%	243,596	—	243,596	03/17
Unsecured Senior Term Loan Due 2017 - GBP (4)	2.14%	2.39%	161,630	—	161,630	03/17
Unsecured Senior Term Loan Due 2018 (5)	1.68%	1.68%	350,000	—	350,000	03/18
Unsecured Line of Credit (6)	1.48%	1.48%	20,000	—	20,000	03/18

Total / Weighted-Average on Consolidated Debt	4.26%	4.30%	$2,560,173	$6,636	$2,566,809

Share of Unconsolidated Partnership Debt:
BioPark Fremont (50%) (fixed) (1)	3.75%	3.70%	1,343	6	1,349	05/14
PREI Secured Construction Loan (20%) (variable)	3.19%	3.19%	27,795	—	27,795	08/14

Total / Weighted-Average on Share of Unconsolidated Partnership Debt	3.22%	3.21%	29,138	6	29,144

Total / Weighted-Average on Consolidated and Share of Unconsolidated Partnership Debt	4.25%	4.29%	$2,589,311	$6,642	$2,595,953

(1)	Assumed in connection with the Company’s merger with Wexford Science & Technology in May 2013.
(2)	Subsequent to quarter end, the Heritage @ 4240 mortgage note was voluntarily prepaid in full prior to the scheduled maturity.
(3)	The Company entered into interest rate swap agreements that effectively fix the interest rate on $200 million of the unsecured senior term loan facility due 2017 at 2.81% for the remaining term of the loan, subject to adjustments based on the Company’s credit ratings. Including the effect of these swaps, the weighted-average effective interest rate for the $243.6 million outstanding under the unsecured senior term loan facility due 2017 was 2.64% at September 30, 2013.
(4)	The Company amended the unsecured senior term loan facility and converted $156.4 million of outstanding borrowings into British pounds sterling equal to £100 million. The principal balance represents the dollar amount based on the exchange rate of $1.62 to £1.00 at the end of the quarter. The Company entered into interest rate swap agreements that effectively fix the interest rate on £100 million at 2.39% for the remaining term of the loan, subject to adjustments based on the Company’s credit ratings.
(5)	The Company entered into interest rate swap agreements effective October 1, 2013 that effectively fix the interest rate on $200 million of the unsecured senior term loan facility due 2018 at 2.20% for three years, subject to adjustments based on the Company’s credit ratings.
(6)	Effective rate excludes facility fee of 25 bps on the entire capacity of the unsecured line of credit, or $900.0 million, which equals approximately $562,500 per quarter.

DEBT MATURITIES

SEPTEMBER 30, 2013

(In thousands)

Weighted-average debt maturity is 5.1 years for consolidated debt (excluding extension options).

	2013	2014	2015	2016	2017	Thereafter	Total
Consolidated debt:
Mortgage Notes Payable:
Mortgage notes payable (1)	$6,897	$341,415	$30,006	$166,516	$30,294	$129,819	$704,947
Unsecured debt:
Unsecured exchangeable senior notes due 2030 (2)	—	—	—	—	—	180,000	180,000
Unsecured senior notes due 2016	—	—	—	400,000	—	—	400,000
Unsecured senior notes due 2020	—	—	—	—	—	250,000	250,000
Unsecured senior notes due 2022	—	—	—	—	—	250,000	250,000
Unsecured senior term loan due 2017 - U.S. Dollar	—	—	—	—	243,596	—	243,596
Unsecured senior term loan due 2017 - GBP	—	—	—	—	161,630	—	161,630
Unsecured senior term loan due 2018	—	—	—	—	—	350,000	350,000
Unsecured line of credit	—	—	—	—	—	20,000	20,000

Total unsecured debt	—	—	—	400,000	405,226	1,050,000	1,855,226
Total consolidated debt	$6,897	$341,415	$30,006	$566,516	$435,520	$1,179,819	$2,560,173

Share of unconsolidated partnership debt:
BioPark Fremont (50%) (fixed)	—	1,343	—	—	—	—	1,343
PREI secured construction loan (20%) (variable)	—	27,795	—	—	—	—	27,795

Share of total unconsolidated partnership debt	$—	$29,138	$—	$—	$—	$—	$29,138

Total consolidated and share of unconsolidated partnership debt	$6,897	$370,553	$30,006	$566,516	$435,520	$1,179,819	$2,589,311

(1)	Subsequent to quarter end, the Heritage @ 4240 mortgage note was voluntarily prepaid in full prior to the scheduled maturity.
(2)	The holders of the unsecured exchangeable senior notes due 2030 (the “2030 Notes”) have the right to require the Company to repurchase the 2030 Notes, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2030 Notes plus accrued and unpaid interest.

COMMON AND PREFERRED STOCK DATA

SEPTEMBER 30, 2013

(Shares in thousands)

	Three Months Ended
Summary of Common Shares	09/30/13	06/30/13	03/31/13	12/31/12	09/30/12
Earnings per share
Weighted-average common shares outstanding	190,647	186,735	159,692	152,791	152,785
Weighted-average OP and LTIP units outstanding	5,416	3,367	2,924	2,937	2,943
Dilutive effect of performance units	69	49	98	—	—

Diluted common shares - EPS	196,132	190,151	162,714	155,728	155,728

Funds from operations
Weighted-average common shares outstanding	190,647	186,735	159,692	152,791	152,785
Weighted-average OP and LTIP units outstanding	5,416	3,367	2,924	2,937	2,943
Dilutive effect of performance units	69	49	98	—	—
Dilutive effect of restricted stock	1,415	1,306	1,398	1,537	1,496
Dilutive effect of exchangeable senior notes due 2030	10,405	10,260	10,259	10,260	10,127

Diluted common shares - FFO	207,952	201,717	174,371	167,525	167,351

Closing common shares, OP and LTIP units outstanding	197,523	197,364	171,974	157,261	157,278
Preferred shares outstanding	—	—	—	7,920	7,920
High price	$21.62	$23.13	$22.30	$19.68	$19.94
Low price	$17.90	$18.55	$19.47	$18.19	$18.10
Average closing price	$19.63	$21.64	$20.88	$19.07	$18.81
Closing price	$18.59	$20.23	$21.60	$19.33	$18.72

Dividends per share - annualized	$0.94	$0.94	$0.94	$0.94	$0.86
Closing dividend yield - annualized	5.1%	4.6%	4.4%	4.9%	4.6%

Dividends per Share	09/30/13	06/30/13	03/31/13	12/31/12	09/30/12
Common Stock - BMR
Amount	$0.235	$0.235	$0.235	$0.235	$0.215
Declared	September 16, 2013	June 14, 2013	March 15, 2013	December 12, 2012	September 14, 2012
Record	September 30, 2013	June 28, 2013	March 28, 2013	December 31, 2012	September 28, 2012
Paid	October 15, 2013	July 15, 2013	April 15, 2013	January 15, 2013	October 15, 2012
Preferred Stock - BMR PrA (1)
Amount	—	—	—	$0.46094	$0.46094
Declared	—	—	—	December 12, 2012	September 14, 2012
Record	—	—	—	December 31, 2012	September 28, 2012
Paid	—	—	—	January 15, 2013	October 15, 2012

(1)	The Company voluntarily redeemed all shares of its Series A preferred stock on March 15, 2013, at a redemption price of $25.30217 per share (the sum of the $25.00 per share redemption price and a quarterly dividend of $0.46094 prorated through the redemption date).

MARKET SUMMARY

SEPTEMBER 30, 2013

		Current (1)			Expiration (2)
Market	Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft
		(In thousands)			(In thousands)
Boston	3,078,937	$170,903	33.3%	$55.51	$179,201	30.2%	$58.20
Maryland	1,877,153	71,305	13.9%	37.99	87,221	14.7%	46.46
San Diego	1,768,874	60,432	11.8%	34.16	75,030	12.6%	42.42
San Francisco	2,393,258	58,414	11.4%	24.41	70,875	11.9%	29.61
New York / New Jersey	1,513,505	53,607	10.5%	35.42	66,719	11.2%	44.08
Pennsylvania	949,981	24,205	4.7%	25.48	28,351	4.8%	29.84
Cambridge, UK	470,015	17,137	3.3%	36.46	17,193	2.9%	36.58
North Carolina	771,467	13,369	2.6%	17.33	17,363	2.9%	22.51
Seattle	265,142	12,457	2.4%	46.98	14,516	2.4%	54.75
University Related - Other	1,045,213	30,794	6.1%	29.46	36,955	6.4%	35.36

Total portfolio / weighted-average	14,133,545	$512,623	100.0%	$36.27	$593,424	100.0%	$41.99

	Percent Leased
Market	Total Operating Portfolio	Development (3)	Redevelopment (3)	Unconsolidated Partnership Portfolio (4)
Boston	96.9%	—	—	71.5%
Maryland	92.4%	—	100.0%	—
San Diego	88.4%	—	—	100.0%
San Francisco	80.6%	—	—	—
New York / New Jersey	84.3%	100.0%	—	—
Pennsylvania	82.0%	55.2%	—	—
Cambridge, UK	99.5%	—	—	—
North Carolina	97.9%	83.4%	—	—
Seattle	72.4%	—	—	—
University Related - Other	88.0%	60.6%	—	—

Total portfolio (5)	88.4%	73.1%	72.9%	77.3%

Total portfolio weighted-average leased % (6)	90.7%	68.9%	79.7%	77.3%

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.
(3)	See page 25 for detail of the consolidated portfolio and page 35 for definitions of terms.
(4)	See page 27 for detail of the unconsolidated partnership portfolio.
(5)	Calculated based on leased square feet divided by total square feet.
(6)	Calculated based on gross book value for each asset multiplied by the percentage leased.

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

SEPTEMBER 30, 2013

			Property		Rentable Square	Percent of Rentable	Leased Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	9/30/13	6/30/13
	Boston
1	Albany Street	May 31, 2005	Stabilized	2	75,003	0.5%	75,003	100.0%	100.0%
2	320 Bent Street	December 14, 2011	Lease Up	1	195,198	1.2%	151,096	77.4%	98.1%
3	301 Binney Street	December 14, 2011	Stabilized	1	417,290	2.6%	403,381	96.7%	96.7%
4	301 Binney Street Garage	December 14, 2011	Stabilized	1	503 Stalls	n/a	503 Stalls	100.0%	100.0%
5	210 Broadway	February 9, 2012	Lease Up	1	64,812	0.4%	57,664	89.0%	74.8%
6	Center for Life Science | Boston	November 17, 2006	Stabilized	1	704,159	4.4%	696,331	98.9%	98.9%
7	Charles Street	April 7, 2006	Stabilized	1	47,912	0.3%	47,912	100.0%	100.0%
8	320 Charles Street	June 18, 2013	Stabilized	1	99,513	0.6%	99,513	100.0%	100.0%
9	Coolidge Avenue	April 5, 2005	Stabilized	1	37,684	0.2%	34,580	91.8%	78.1%
10	21 Erie Street	May 31, 2005	Stabilized	1	48,627	0.3%	48,627	100.0%	100.0%
11	40 Erie Street	May 31, 2005	Stabilized	1	100,854	0.6%	100,854	100.0%	100.0%
12	47 Erie Street Parking Structure	May 31, 2005	Stabilized	1	447 Stalls	n/a	447 Stalls	100.0%	100.0%
13	Fresh Pond Research Park	April 5, 2005	Stabilized	6	90,702	0.6%	89,176	98.3%	98.3%
14	50 Hampshire Street	February 9, 2012	Stabilized	1	183,052	1.1%	183,052	100.0%	100.0%
15	60 Hampshire Street	February 9, 2012	Redevelopment	1	39,014	0.2%	—	—	—
16	Kendall Crossing Apartments	December 14, 2011	Stabilized	1	37 Apts.	n/a	36 Apts.	100.0%	96.4%
17	450 Kendall Street (Kendall G)	May 31, 2011	Development	1	63,000	0.4%	—	—	—
18	500 Kendall Street (Kendall D)	May 31, 2005	Stabilized	1	349,325	2.2%	344,097	98.5%	99.2%
19	675 W. Kendall Street (Kendall A)	May 31, 2005	Stabilized	1	302,919	1.9%	302,919	100.0%	100.0%
20	Sidney Street	May 31, 2005	Stabilized	1	191,904	1.2%	191,904	100.0%	100.0%
21	Vassar Street	May 31, 2005	Lease Up	1	60,845	0.4%	51,180	84.1%	84.1%

	Total Boston			27	3,071,813	19.1%	2,877,289	93.7%	94.6%

	Maryland
22	Beckley Street	December 17, 2004	Stabilized	1	77,225	0.5%	77,225	100.0%	100.0%
23	9900 Belward Campus Drive	July 18, 2012	Lease Up	1	49,317	0.3%	34,619	70.2%	70.2%
24	9901 Belward Campus Drive	July 18, 2012	Stabilized	1	57,152	0.4%	57,110	99.9%	99.9%
25	9911 Belward Campus Drive	May 24, 2006	Stabilized	1	289,912	1.8%	289,912	100.0%	100.0%
26	9920 Belward Campus Drive	May 8, 2007	Stabilized	1	51,181	0.3%	51,181	100.0%	100.0%
27	9704 Medical Center Drive	May 3, 2010	Stabilized	1	122,600	0.8%	122,600	100.0%	100.0%
28	9708-9714 Medical Center Drive	May 3, 2010	Lease Up	3	92,124	0.6%	16,067	17.4%	17.4%
29	1701 / 1711 Research Boulevard	May 9, 2011	Redevelopment	1	104,743	0.7%	104,743	100.0%	100.0%
30	Shady Grove Road	May 24, 2006	Stabilized	4	635,058	4.0%	635,058	100.0%	100.0%
31	Tributary Street	December 17, 2004	Stabilized	1	91,592	0.6%	91,592	100.0%	100.0%
32	University of Maryland BioPark I	May 31, 2013	Stabilized	1	75,517	0.5%	75,517	100.0%	100.0%
33	University of Maryland BioPark II	May 31, 2013	Stabilized	1	235,959	1.5%	219,124	92.9%	88.3%
34	University of Maryland BioPark Garage	May 31, 2013	Stabilized	1	638 Stalls	n/a	396 Stalls	73.0%	73.0%
35	50 West Watkins Mill Road	May 7, 2010	Lease Up	1	57,410	0.4%	20,000	34.8%	34.8%

36	55 / 65 West Watkins Mill Road	February 23, 2010	Stabilized	2	82,405	0.5%	82,405	100.0%	100.0%

	Total Maryland			21	2,022,195	12.9%	1,877,153	92.8%	92.3%

	San Diego
37	Balboa Avenue	August 13, 2004	Stabilized	1	35,344	0.2%	35,344	100.0%	100.0%
38	Bernardo Center Drive	August 13, 2004	Stabilized	1	61,286	0.4%	61,286	100.0%	100.0%
39	Coast 9	October 15, 2010	Lease Up	8	162,074	1.0%	126,893	78.3%	76.1%
40	4570 Executive Drive	September 17, 2010	Lease Up	1	125,219	0.8%	106,757	85.3%	85.3%
41	Faraday Avenue	September 19, 2005	Stabilized	1	28,704	0.2%	28,704	100.0%	100.0%
42	Gazelle Court	March 30, 2010	Stabilized	1	176,000	1.1%	176,000	100.0%	100.0%
43	3525 John Hopkins Court	December 28, 2010	Stabilized	1	48,306	0.3%	48,306	100.0%	100.0%
44	3545-3575 John Hopkins Court	August 16, 2006	Lease Up	1	72,192	0.5%	61,173	84.7%	84.7%
45	6114-6154 Nancy Ridge Drive	May 2, 2007	Stabilized	3	196,557	1.2%	196,557	100.0%	100.0%
46	6122-6126 Nancy Ridge Drive	April 25, 2012	Stabilized	1	68,000	0.4%	68,000	100.0%	100.0%
47	6828 Nancy Ridge Drive	April 21, 2005	Lease Up	1	42,138	0.3%	17,707	42.0%	42.0%
48	Pacific Center Boulevard	August 24, 2007	Stabilized	2	66,745	0.4%	66,745	100.0%	100.0%
49	Road to the Cure	December 14, 2006	Lease Up	1	67,998	0.4%	44,421	65.3%	54.7%
50	San Diego Science Center	October 21, 2004	Lease Up	1	105,364	0.7%	83,232	79.0%	67.0%
51	10240 Science Center Drive	September 23, 2010	Stabilized	1	49,347	0.3%	49,347	100.0%	100.0%
52	10255 Science Center Drive	September 24, 2004	Stabilized	1	53,740	0.3%	53,740	100.0%	100.0%
53	Sorrento Plaza	December 18, 2010	Stabilized	2	31,184	0.2%	31,184	100.0%	100.0%

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

SEPTEMBER 30, 2013

			Property		Rentable Square	Percent of Rentable	Leased Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	9/30/13	6/30/13
	San Diego (Continued)
54	Sorrento Valley Boulevard	December 7, 2006	Lease Up	1	54,924	0.3%	—	—	—
55	11388 Sorrento Valley Road	September 10, 2010	Stabilized	1	35,940	0.2%	35,940	100.0%	100.0%
56	Summers Ridge	June 8, 2012	Stabilized	—	—	n/a	—	100.0%	100.0%
57	Torreyana Road	March 22, 2007	Stabilized	1	81,204	0.5%	81,204	100.0%	100.0%
58	9865 Towne Centre Drive	August 12, 2004	Stabilized	2	94,866	0.6%	94,866	100.0%	100.0%
59	9885 Towne Centre Drive	August 12, 2004	Stabilized	2	104,870	0.7%	104,870	100.0%	100.0%
60	Waples Street	March 1, 2005	Lease Up	1	50,055	0.3%	21,952	43.9%	100.0%
61	Wateridge Circle	November 1, 2011	Stabilized	3	106,490	0.7%	101,783	95.6%	95.6%

	Total San Diego			39	1,918,547	12.0%	1,696,011	88.4%	88.6%

	San Francisco
62	Ardentech Court	November 18, 2004	Stabilized	1	55,588	0.3%	55,588	100.0%	100.0%
63	Ardenwood Venture (2)	June 14, 2006	Lease Up	1	72,500	0.5%	60,339	83.2%	83.2%
64	Bayshore Boulevard	August 17, 2004	Stabilized	3	183,344	1.2%	183,344	100.0%	100.0%
65	Bridgeview Technology Park I	September 10, 2004	Lease Up	2	201,567	1.3%	125,144	62.1%	62.1%
66	Bridgeview Technology Park II	March 16, 2005	Lease Up	1	50,400	0.3%	28,714	57.0%	57.0%
67	550 Broadway Street	April 27, 2012	Stabilized	1	71,239	0.4%	71,239	100.0%	100.0%
68	Dumbarton Circle	May 27, 2005	Lease Up	1	44,000	0.3%	—	—	—
69	Gateway Business Park	October 26, 2010	Lease Up	4	176,503	1.1%	153,035	86.7%	86.7%
70	Industrial Road	August 17, 2004	Stabilized	1	175,144	1.1%	175,144	100.0%	100.0%
71	Kaiser Drive	August 25, 2005	Lease Up	1	87,953	0.6%	49,915	56.8%	56.8%
72	Pacific Industrial Center	July 11, 2006	Lease Up	1	305,026	1.9%	252,119	82.7%	82.7%
73	Pacific Research Center North	July 11, 2006	Lease Up	6	661,245	4.2%	514,597	77.8%	75.0%
74	Pacific Research Center South	July 11, 2006	Lease Up	3	423,246	2.7%	263,543	62.3%	62.3%
75	Science Center at Oyster Point	October 26, 2010	Stabilized	2	204,887	1.3%	204,887	100.0%	100.0%
76	Woodside Technology Park	February 28, 2013	Stabilized	3	255,650	1.6%	255,650	100.0%	100.0%

	Total San Francisco			31	2,968,292	18.8%	2,393,258	80.6%	80.0%

	New York / New Jersey
77	Ardsley Park	June 23, 2011	Stabilized	5	160,500	1.0%	160,500	100.0%	100.0%
78	Graphics Drive	March 17, 2005	Lease Up	1	72,300	0.5%	46,386	64.2%	64.2%
79	Landmark at Eastview	August 12, 2004	Lease Up	5	800,671	4.7%	649,099	81.1%	80.1%
80	Landmark at Eastview II	August 12, 2004	Stabilized	3	360,520	2.3%	360,520	100.0%	100.0%
81	Landmark at Eastview III	August 12, 2004	Development	2	297,000	1.9%	297,000	100.0%	100.0%
82	One Research Way	May 31, 2006	Lease Up	1	49,421	0.3%	—	—	—

	Total New York / New Jersey			17	1,740,412	10.7%	1,513,505	87.0%	86.5%

	Pennsylvania
83	George Patterson Boulevard	October 28, 2005	Stabilized	1	71,500	0.4%	71,500	100.0%	100.0%
84	Hershey Center for Applied Research	May 31, 2013	Lease Up	1	80,867	0.5%	71,016	87.8%	87.8%
85	King of Prussia	August 11, 2004	Stabilized	5	374,387	2.3%	374,387	100.0%	100.0%
86	3711 Market Street (3)	May 31, 2013	Stabilized	1	154,793	1.0%	146,296	94.5%	88.7%
87	3737 Market Street (4)	May 31, 2013	Development	1	334,305	2.1%	184,487	55.2%	55.2%
88	Phoenixville Pike	April 5, 2005	Lease Up	1	104,400	0.7%	39,111	37.5%	71.3%
89	Spring Mill Drive	July 20, 2006	Lease Up	1	76,561	0.5%	63,184	82.5%	82.5%
90	900 Uniqema Boulevard	January 13, 2006	Lease Up	1	11,293	0.1%	—	—	—
91	1000 Uniqema Boulevard	September 30, 2005	Lease Up	1	59,821	0.4%	—	—	—

	Total Pennsylvania			13	1,267,927	8.0%	949,981	74.9%	77.0%

	Cambridge, UK
92	Granta Park	June 12, 2012	Stabilized	11	472,234	3.0%	470,015	99.5%	99.3%

	Total Cambridge, UK			11	472,234	3.0%	470,015	99.5%	99.3%

	North Carolina
93	Paramount Parkway	July 20, 2010	Stabilized	1	61,603	0.4%	61,603	100.0%	100.0%
94	Patriot Drive	December 17, 2010	Lease Up	1	48,394	0.3%	40,541	83.8%	83.8%
95	Piedmont Triad Research - Wake 90	May 31, 2013	Development	1	475,742	3.0%	396,734	83.4%	76.2%
96	Wake Forest Biotech Place	May 31, 2013	Stabilized	1	242,000	1.5%	242,000	100.0%	100.0%
97	Weston Parkway	December 17, 2010	Stabilized	1	30,589	0.2%	30,589	100.0%	100.0%

	Total North Carolina			5	858,328	5.4%	771,467	89.9%	85.9%

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

SEPTEMBER 30, 2013

			Property		Rentable Square	Percent of Rentable	Leased Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	9/30/13	6/30/13
	Seattle
98	Elliott Avenue	August 24, 2004	Lease Up	1	151,194	0.9%	84,657	56.0%	56.0%
99	530 Fairview Avenue	January 12, 2006	Stabilized	1	96,305	0.6%	96,305	100.0%	100.0%
100	Monte Villa Parkway	August 17, 2004	Lease Up	1	51,000	0.3%	30,167	59.2%	59.2%
101	217th Place	November 21, 2006	Lease Up	1	67,799	0.4%	54,013	79.7%	79.7%

	Total Seattle			4	366,298	2.2%	265,142	72.4%	72.4%

	University Related - Other
102	BRDG Park at Danforth Plant Science Center	May 31, 2013	Lease Up	1	109,731	0.7%	88,380	80.5%	83.1%
103	4320 Forest Park Avenue	May 31, 2013	Stabilized	1	152,664	1.0%	152,664	100.0%	100.0%
104	Heritage @ 4240	May 31, 2013	Development	1	183,842	1.2%	111,500	60.6%	49.8%
105	Innovation Research Park at ODU I	May 31, 2013	Stabilized	1	95,634	0.6%	86,094	90.0%	90.0%
106	Innovation Research Park at ODU II	May 31, 2013	Lease Up	1	95,670	0.6%	71,661	74.9%	66.5%
107	Trade Centre Avenue	August 9, 2006	Stabilized	2	78,023	0.5%	78,023	100.0%	100.0%
108	University of Miami Life Science & Technology Park	May 31, 2013	Lease Up	1	251,800	1.6%	178,907	71.1%	72.0%
109	University Tech Park at IIT	May 31, 2013	Stabilized	1	128,000	0.8%	128,000	100.0%	100.0%
110	Walnut Street	July 7, 2006	Stabilized	4	149,984	0.9%	149,984	100.0%	100.0%

	Total University Related - Other			13	1,245,348	7.9%	1,045,213	83.9%	82.1%

	Total			181	15,931,394	100.0%	13,859,034	87.0%	86.8%

(1)	For a definition of Property Status, see page 36.
(2)	The Company owns 87.5% of the limited liability company that owns the Ardenwood Venture property.
(3)	The Company owns 60% of the limited liability company that owns the 3711 Market Street property.
(4)	The Company owns 68% of the limited liability company that owns the 3737 Market Street property.

DEVELOPMENT, REDEVELOPMENT AND DEVELOPMENT POTENTIAL

SEPTEMBER 30, 2013

(Dollars in thousands)

Property	Market	Rentable Square Feet	Percent Leased	Investment to Date (1)	Estimated Total Investment (2)	Estimated In-Service Date (3)
Development:
Heritage @ 4240	University Related - Other	183,842	60.6%	$17,300	$22,400	Q1 2014
450 Kendall Street (Kendall G)	Boston	63,000	—	9,300	44,100	Q3 2015
Landmark at Eastview III	New York / New Jersey	297,000	100.0%	7,100	152,700	Q3 2015
3737 Market Street	Pennsylvania	334,305	55.2%	29,600	101,400	Q4 2014
Piedmont Triad Research - Wake 90	North Carolina	475,742	83.4%	59,100	63,500	Q1 2014

Total / weighted-average		1,353,889	73.1%	$122,400	$384,100
Redevelopment:
60 Hampshire Street	Boston	39,014	—	$4,300	$16,600	Q1 2015
1701 / 1711 Research Blvd	Maryland	104,743	100.0%	15,900	28,200	Q1 2014

Total / weighted-average		143,757	72.9%	$20,200	$44,800
Total				$142,600	$428,900

Development Potential:		Estimated	Total
	Pre-Development	Developable	Development
Market	Square Feet	Square Feet	Potential
Boston	—	50,000	50,000
Maryland	—	974,000	974,000
San Diego	275,000	—	275,000
San Francisco	660,000	1,334,000	1,994,000
New York / New Jersey	—	667,000	667,000
Pennsylvania	—	103,000	103,000
Cambridge, UK	—	138,000	138,000
Seattle	108,000	40,000	148,000

Total	1,043,000	3,306,000	4,349,000

(1)	Includes amounts paid for acquiring the property, landlord improvements and tenant improvement allowances, but for Redevelopment properties excludes any amounts accrued, and payroll, interest or operating expenses capitalized, through September 30, 2013.
(2)	Includes construction costs associated with speculative leasing.
(3)	Management’s estimate of the time in which construction is substantially completed. A project is considered substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity.

CAPITAL EXPENDITURES

SEPTEMBER 30, 2013

(Dollars in thousands)

Capital Expenditures:	Three Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12

Development / Pre-Development	$42,184	$5,003	$3,241	$1,832	$1,540
Redevelopment	752	494	1,395	1,411	2,429
Tenant improvements - first generation (1)	5,572	6,446	13,933	11,831	19,727
Recurring capital expenditures and second generation tenant improvements (1) (2)	9,857	12,599	9,795	5,738	2,739
Other capital	8,532	12,144	10,886	7,853	4,067

Total capital expenditures	$66,897	$36,686	$39,250	$28,665	$30,502

Capitalized Interest:	Investment	Three Months Ended
	to Date (3)	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12

Development	$122,400	$1,367	$522	$—	$—	$—
Redevelopment	20,200	294	297	611	630	618
Other Capital Improvements (4)	95,500	947	948	755	742	434
Pre-Development	114,000	1,376	1,409	1,474	896	874

Total capitalized interest	$352,100	$3,984	$3,176	$2,840	$2,268	$1,926

Average interest rate capitalized		4.88%	5.24%	5.20%	5.22%	5.21%

(1)	For definitions of first and second generation leases, see page 36.
(2)	Includes revenue enhancing and non-revenue enhancing recurring capital expenditures. For a definition of recurring capital expenditures, see page 36.
(3)	Includes amounts paid for acquiring the property, landlord improvements and tenant improvement allowances, but for Redevelopment properties excludes any amounts accrued, and payroll, interest or operating expenses capitalized, through September 30, 2013.
(4)	Includes improvements on operating properties, including major tenant improvement projects on properties which are not considered to be in Development, Redevelopment or Pre-development during the three months ended September 30, 2013.

PROPERTY LISTING - UNCONSOLIDATED PARTNERSHIPS

SEPTEMBER 30, 2013

(Dollars in thousands)

				Rentable	Leased
		Property		Square	Square	Percent Leased
Property	Acquisition Date	Status (1)	Buildings	Feet	Feet	9/30/13	6/30/13	Market
McKellar Court
McKellar Court	September 30, 2004	Stabilized	1	72,863	72,863	100.0%	100.0%	San Diego
PREI
650 E. Kendall Street (Kendall B)	April 4, 2007	Lease Up	1	282,217	201,648	71.5%	44.7%	Boston
350 E. Kendall Street Garage (Kendall F)	April 4, 2007	Stabilized	1	1,409 Stalls	1,409 Stalls	100.0%	100.0%	Boston

Total assets	$269,269
Total debt (2)	151,954
Current annualized base rent	12,868
BioMed’s net investment in unconsolidated partnerships	$31,871
BioMed’s pro rata share of debt	29,138
BioMed ownership percentage	20%

(1)	For a definition of Property Status, see page 36.
(2)	McKellar Court’s debt is payable to BioMed Realty, L.P. and is included in investments in unconsolidated partnerships on the Company’s consolidated balance sheet.

LEASE EXPIRATIONS

SEPTEMBER 30, 2013

The weighted-average remaining lease terms are 8 years for the consolidated portfolio and 8.1 years for the total portfolio.

			Current (1)			Expiration (2)
Expiration	Leased Square Feet	Percent of Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet
			(In thousands)			(In thousands)
Month-to-month	10,919	0.1%	$159	—	$14.56	$159	—	$14.56
Fourth quarter 2013	61,564	0.4%	2,771	0.5%	45.01	3,041	0.5%	49.40

2013	61,564	0.4%	2,771	0.5%	45.01	3,041	0.5%	49.40
2014	891,436	6.3%	25,256	4.9%	28.33	25,174	4.2%	28.24
2015	607,613	4.3%	18,737	3.7%	30.84	19,251	3.2%	31.68
2016	1,185,273	8.4%	45,394	8.9%	38.30	47,979	8.1%	40.48
2017	635,506	4.5%	18,656	3.6%	29.36	20,526	3.5%	32.30
2018	1,833,825	13.0%	81,592	15.9%	44.49	85,283	14.4%	46.51
2019	909,116	6.4%	26,648	5.2%	29.31	29,878	5.0%	32.86
2020	825,092	5.8%	32,618	6.4%	39.53	32,322	5.4%	39.17
2021	599,139	4.2%	17,570	3.4%	29.33	19,905	3.4%	33.22
2022	741,347	5.2%	17,949	3.5%	24.21	22,476	3.8%	30.32
Thereafter	5,832,715	41.4%	225,273	44.0%	38.62	287,430	48.5%	49.28

Total / weighted-average	14,133,545	100.0%	$512,623	100.0%	$36.27	$593,424	100.0%	$41.99

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of the date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.

EXPIRATIONS BY MARKET

SEPTEMBER 30, 2013

	Leased Square Feet
Expiration	Boston	Maryland	San Diego	San Francisco	New York/ New Jersey	Pennsylvania	Cambridge, UK	North Carolina	Seattle	University/ Other	Total
Month-to-month	—	6,655	728	—	630	2,906	—	—	—	—	10,919
2013	—	—	34,661	26,429	—	—	—	—	—	474	61,564
2014	127,532	61,668	86,006	136,769	4,043	412,844	1,827	—	11,385	49,362	891,436
2015	54,648	30,668	290,002	116,005	2,833	38,559	22,614	16,492	—	35,792	607,613
2016	416,184	13,098	44,550	273,632	40,613	32,797	1,103.00	92,192	36,885	234,219	1,185,273
2017	104,243	107,288	104,670	138,627	138,013	24,440	—	—	11,390	6,835	635,506
2018	1,144,843	72,004	332,621	171,584	24,944	14,389	—	15,117	42,628	15,695	1,833,825
2019	24,215	259,383	81,204	152,210	—	41,391	117,919	8,932	49,664	174,198	909,116
2020	367,010	130,846	72,863	49,915	28,899	33,029	136,434	—	—	6,096	825,092
2021	32,265	45,434	8,365	230,311	40,914	71,500	160,290	10,060.00	—	—	599,139
2022	42,385	4,399	17,707	629,346	27,524	6,146	—	—	—	13,840	741,347
Thereafter	765,612	1,145,710	695,497	468,430	1,205,092	271,980	29,828	628,674	113,190	508,702	5,832,715

Total	3,078,937	1,877,153	1,768,874	2,393,258	1,513,505	949,981	470,015	771,467	265,142	1,045,213	14,133,545

10 LARGEST TENANTS

SEPTEMBER 30, 2013

BioMed’s properties were leased to 299 tenants.

	Tenant	Leased Square Feet	Percent of Leased Sq Ft	Annualized Base Rent Current (1) (In thousands)	Annualized Base Rent per Leased Sq Ft Current	Percent of Annualized Base Rent Current Total Portfolio	Lease Expiration
1	GlaxoSmithKline plc (2)	924,970	6.5%	$45,373	$49.05	8.9%	June 2026
2	Regeneron Pharmaceuticals, Inc. (3)	1,001,718	7.1%	40,079	40.01	7.8%	Multiple
3	Vertex Pharmaceuticals Incorporated (4)	685,286	4.8%	36,401	53.12	7.1%	Multiple
4	Beth Israel Deaconess Medical Center, Inc.	362,364	2.6%	26,823	74.02	5.2%	July 2023
5	Sanofi (5)	418,003	3.0%	22,790	54.52	4.4%	Multiple
6	Ironwood Pharmaceuticals, Inc.	303,259	2.1%	15,340	50.58	3.0%	February 2018
7	Children’s Hospital Corporation (6)	200,081	1.4%	14,360	71.77	2.8%	May 2023
8	Janssen Biotech, Inc. (Johnson & Johnson)	374,387	2.6%	9,267	24.75	1.8%	April 2014
9	Bristol-Myers Squibb (7)	270,047	1.9%	8,999	33.32	1.8%	Multiple
10	MedImmune, Inc. (8)	245,808	1.7%	8,506	34.60	1.7%	Multiple

	Total / weighted-average (9)	4,785,923	33.7%	$227,938	$47.63	44.5%

(1)	Based on current annualized base rent. Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	The Company’s tenant is Human Genome Sciences (HGS), a wholly owned subsidiary of GlaxoSmithKline plc (GSK).
(3)	On April 3, 2013, the Company entered into a build-to-suit transaction to construct two new buildings pre-leased to Regeneron for a 15 year term totaling approximately 297,000 square feet at Landmark at Eastview. 2,833 square feet expire July 2015, 312,525 square feet expire July 2024 and 686,360 square feet expire July 2029.
(4)	81,204 square feet are leased with a subsidiary of Vertex Pharmaceuticals Incorporated. 292,758 square feet expire January 2016, 20,608 square feet expire May 2017, 290,716 square feet expire May 2018 and 81,204 square feet expire January 2019.
(5)	343,000 square feet expire August 2018 and 75,003 square feet expire October 2018.
(6)	This tenant guarantees rent on 49,866 square feet leased at the Center for Life Science| Boston.
(7)	77,539 square feet expire February 2015, 29,218 square feet expire April 2018, 133,123 square feet expire December 2022 and 30,167 square feet expire April 2024.
(8)	46,013 square feet expire December 2015, 39,505 square feet expire January 2021 and 160,290 square feet expire December 2021.
(9)	Without regard to any early lease terminations and/or renewal options.

SAME PROPERTY ANALYSIS

SEPTEMBER 30, 2013

(Dollars in thousands)

	Three Months Ended
	9/30/13	9/30/12	Percent Change
Total Same Property Portfolio (1)
Rentable square feet	12,704,561	12,704,561
Percent of total portfolio	78.0%	97.6%
Percent leased	87.6%	86.6%
Revenues:
Rental	$103,324	$99,504	3.8%
Tenant recoveries	36,620	32,952	11.1%

Total revenues	139,944	132,456	5.7%
Expenses:
Rental operations	42,626	38,846	9.7%

Same property net operating income (2)	$97,318	$93,610	4.0%

Less straight line rents, fair-value lease revenue, lease incentive revenue, and bad debt expense	(1,769)	(3,237)	(45.4%)

Same property net operating income - cash basis (2) (3)	$95,549	$90,373	5.7%

Rental revenue - cash basis (3)	$100,730	$95,281	5.7%

Same property net operating income, excluding 180 and 200 Oyster Point properties (2) (4)	$95,232	$90,660	5.0%

Same property net operating income - cash basis, excluding 180 and 200 Oyster Point properties (2) (3) (4)	$93,852	$87,730	7.0%

(1)	The same property portfolio includes properties in the total portfolio that were stabilized or in lease up throughout the full quarter in both the current year and the prior year.
(2)	For a definition and discussion of net operating income, see page 35. For a quantitative reconciliation of net operating income to net income in accordance with GAAP, see page 15.
(3)	Represents rents on a “cash-on-cash” basis.
(4)	The 180 and 200 Oyster Point properties were leased by Life Technologies commencing in the quarter ending June 30, 2013, following a lease termination by Elan Corporation for which the Company received a $46.5 million termination payment.

ACQUISITIONS, MERGERS AND DISPOSITIONS

SEPTEMBER 30, 2013

Acquisitions and Mergers Detail for 2013:	Market	Closing Date	Rentable Square Feet	Investment	Percent Leased at Acquisition

Property
				(In thousands)
First Quarter 2013
Woodside Technology Park	San Francisco	February 28, 2013	255,650	$87,000	100.0%
The Campus at Lincoln Centre (1)	San Francisco	March 20, 2013	—	37,000	n/a

First quarter total			255,650	$124,000	100.0%

Second Quarter 2013
Wexford Science & Technology (2)	Various	May 31, 2013	2,555,174	$669,100	81.2%
320 Charles Street (3)	Boston	June 18, 2013	99,513	49,518	100.0%

Second quarter total			2,654,687	$718,618	81.9%

Third Quarter 2013
None
Total 2013 Acquisitions & Mergers			2,910,337	$842,618	83.5%

Dispositions Detail for 2013:	Market	Closing Date	Rentable Square Feet	Gross Proceeds

Property
				(In thousands)
First Quarter 2013
None

Second Quarter 2013
None
Third Quarter 2013
Lucent	University Related - Other	July 31, 2013	21,500	$5,900
Eisenhower Avenue	Pennsylvania	September 4, 2013	27,750	2,100

Third quarter total			49,250	$8,000

Total 2013 Dispositions			49,250	$8,000

(1)	Includes approximately 280,000 square feet of potential development.
(2)	Includes approximately 935,000 square feet in development and approximately 300,000 square feet of potential development. Investment includes the issuance of 5,568,227 shares of common stock of the Company and 336,960 operating partnership units of BioMed Realty, L.P. to the sellers as part of the consideration for the merger.
(3)	Investment includes the issuance of 2,034,211 operating partnership units of BioMed Realty, L.P. to the seller as part of the consideration for the acquisition.

LEASING ACTIVITY (1)

SEPTEMBER 30, 2013

	Leased Square Feet	Current Annualized Base Rent per Leased Sq Ft	Pre-Leased Square Feet	Current Annualized Base Rent per Pre-Leased Sq Ft
Leased Square Feet as of June 30, 2013	14,050,030		157,250
Dispositions	(27,750)	$10.57
Expirations	(337,413)	39.22
Terminations	(35,297)	36.97
Pre-leased delivery	143,877	50.98	(143,877)	$50.98
Renewals, amendments, and extensions	110,563	23.89
New leases - 1st generation (2)	199,909	33.01
New leases - 2nd generation (2)	29,626	28.43

Leased Square Feet as of September 30, 2013	14,133,545		13,373

	Three Months Ended
Leased Square Feet	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Renewals, amendments, and extensions	110,563	475,250	164,004	368,299	176,655
New leases	229,535	422,770	419,731	256,576	190,705

Gross Leasing Activity	340,098	898,020	583,735	624,875	367,360

Net Absorption (3)	111,265	(45,377)	(180,165)	144,516	115,493

(1)	Leasing activity for leases signed during the periods presented, which may be different than the period of actual occupancy.
(2)	For definitions of first and second generation leases, see page 36.
(3)	For the quarter ended June 30, 2013, excludes the Regeneron lease for approximately 297,000 square feet at the Landmark at Eastview III property. Under the lease, Regeneron will expand into two new buildings to be constructed by the Company at the property. Regeneron has leased the to-be-built laboratory and office space for a 15-year term.

TENANT IMPROVEMENTS, LEASING COMMISSIONS AND TENANT CONCESSIONS

SEPTEMBER 30, 2013

	Three Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Renewals, Amendments, and Extensions (1)
Number of renewals	13	12	13	17	6
Square feet	110,563	475,250	164,004	368,299	176,655
Tenant improvement costs per square foot (2)	$—	$1.42	$15.21	$1.23	$21.68
Leasing commission costs per square foot (2)	0.65	4.28	0.58	3.54	6.23
Tenant concession costs per square foot (2) (3)	1.21	0.03	2.88	17.01	2.60

Total tenant improvement, leasing commission, and tenant concession costs psf	$1.86	$5.73	$18.67	$21.78	$30.51

New Leases - 1st Generation (4)
Number of leases	16	6	7	5	8
Square feet	199,909	383,717	65,779	149,987	100,992
Tenant improvement costs per square foot (2)	$105.63	$88.59	$39.46	$61.97	$1.14
Leasing commission costs per square foot (2)	9.81	10.69	7.99	7.25	7.77
Tenant concession costs per square foot (2) (3)	19.96	19.11	4.99	22.00	4.93

Total tenant improvement, leasing commission, and tenant concession costs psf	$135.40	$118.39	$52.44	$91.22	$13.84

New Leases - 2nd Generation (4)
Number of leases	8	2	9	8	8
Square feet	29,626	39,053	353,952	106,589	89,713
Tenant improvement costs per square foot (2)	$0.71	$27.05	$26.03	$16.86	$46.58
Leasing commission costs per square foot (2)	0.72	8.12	15.90	8.99	7.48
Tenant concession costs per square foot (2) (3)	1.62	—	3.51	10.15	1.55

Total tenant improvement, leasing commission, and tenant concession costs psf	$3.05	$35.17	$45.44	$36.00	$55.61

Total
Number of renewals/leases	37	20	29	30	22
Square feet	340,098	898,020	583,735	624,875	367,360
Tenant improvement costs per square foot (2)	$62.15	$39.78	$24.50	$18.47	$22.42
Leasing commission costs per square foot (2)	6.04	7.19	10.70	5.36	6.96
Tenant concession costs per square foot (2) (3)	12.26	8.18	3.50	17.04	2.97

Total tenant improvement, leasing commission, and tenant concession costs psf	$80.45	$55.15	$38.70	$40.87	$32.35

(1)	Does not include retained tenants that have relocated to new space or expanded into new space.
(2)	Based on management estimates. Assumes all tenant improvement, leasing commission, and tenant concession costs are paid in the calendar year in which the lease is executed, which may be different than the year in which they are actually paid.
(3)	Includes both rent concessions due to free or discounted rent periods and lease incentives paid to tenants.
(4)	Includes pre-leasing activity and retained tenants that have relocated to new space or expanded into new space within the Company’s portfolio. For definitions of first and second generation leases, see page 36.

NON-GAAP FINANCIAL MEASURE DEFINITIONS

SEPTEMBER 30, 2013

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to cash flows from operating, investing or financing activities as a measure of liquidity, computed in accordance with GAAP.

FFO, CFFO and AFFO

We present funds from operations, or FFO, FFO excluding acquisition-related expenses, or CFFO, and adjusted funds from operations, or AFFO, available to common shares and OP units because we consider them to be important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO, CFFO and AFFO when reporting their results.

FFO, CFFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO, CFFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide performance measures that, when compared year over year, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, impairment charges on depreciable real estate, real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.

We calculate CFFO by adding acquisition-related expenses to FFO. We calculate AFFO by adding to CFFO: (a) non-cash revenues and expenses, (b) recurring capital expenditures and second generation tenant improvements and (c) leasing commissions.

Our computations may differ from the methodologies for calculating FFO, CFFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO, CFFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO, CFFO and AFFO should not be considered alternatives to net income/(loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO, CFFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA), and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA by adding to EBITDA: (a) noncontrolling interests in our operating partnership, (b) impairments, (c) dividends payable on and cost on redemption of our series A preferred stock, (d) non-cash adjustments for securities, (e) gains or losses from sales of real estate and (f) acquisition-related expenses, and by subtracting from EBITDA the lease termination fee related to the Elan Corporation lease termination at our Science Center at Oyster Point property in 2013. Management uses EBITDA and Adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility is limited.

Coverage Ratios

We present interest and fixed charge ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from Adjusted EBITDA, their utility is limited by the same factors that limit the usefulness of Adjusted EBITDA as a liquidity measure.

Net Operating Income (NOI)

We use net operating income, or NOI, as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. We compute NOI by adding or subtracting certain items from net income, noncontrolling interest in the operating partnership, gains/losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization and general and administrative expenses. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

DEFINITIONS

SEPTEMBER 30, 2013

Property Status

Stabilized

Represents operating properties that are more than 90% leased.

Lease up

Represents operating properties that are less than 90% leased.

Redevelopment

Represents properties that we are currently preparing for their intended use, and accordingly are capitalizing interest and other costs as of the end of the quarter.

Pre-development

Represents development properties that are engaged in activities related to planning, entitlement or other preparations for future construction.

Development

Represents properties that we are currently developing through ground up construction.

Development Potential

Represents estimates of the additional rentable square footage that we could put into service if management made the strategic election to pursue additional development.

Lease Type

First Generation

Leases on space which, in management’s evaluation, require significant improvements to prepare or condition the premises for its intended purpose or enhance the value of the property. This generally includes capital expenditures for development, redevelopment or repositioning a property.

Second Generation

Leases which are not considered by management to be first generation leases.

Recurring Capital Expenditures

Recurring capital expenditures exclude (1) items associated with the expansion of a building or its improvements, (2) renovations to a building which change the underlying classification of the building, incurred to prepare or condition the premises for its intended purpose (for example, from office to laboratory) or (3) capital improvements that represent an addition to the property rather than the replacement of property, plant or equipment.